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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-107294 and 333-47836) pertaining to the Bruker Biosciences Corporation Amended and Restated 2000 Stock Option Plan of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Bruker BioSciences Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2004

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Consent of Independent Auditors